Exhibit I


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (Nos. 33-60943, 33-41934, 33-56088, 33-59049, 33-59141, 33-55173 and 33-55709) of Viacom Inc.
of our report dated June 28, 1996, relating to the financial statements and schedules of the Prentice Hall Computer Publishing Division Retirement Plan appearing on page F-2 of this Form 11-K.



PRICE WATERHOUSE LLP

New York, New York
June 28, 1996